UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 19, 2026, Nexalin Technology, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to such Investor in a registered direct offering 2,419,355 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, at an offering price of $0.31 per share (such registered direct offering, the “Registered Offering”).

Pursuant to the Purchase Agreement, the Company also agreed to issue and sell to such Investor, in a concurrent private placement, common stock warrants (the “Common Warrants”) to purchase up to 1,209,677 shares of Common Stock (the “Common Warrant Shares”), at an exercise price of $0.50 per share. The Common Warrants will be immediately exercisable and will expire one year after the issuance date.

The gross proceeds to the Company from the Registered Offering are expected to be approximately $750,000, before deducting offering expenses payable by the Company. In addition, if the holders of the Common Warrants exercise such warrants in full for cash, the Company would receive additional gross proceeds of approximately $604,839. However, the Company cannot predict when or if Common Warrants will be exercised for cash or exercised at all. The Common Warrants may be exercised only on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Warrant Shares to the holder thereof.

The Registered Offering and concurrent private placement (collectively, the “Offerings”) are expected to close on or about August 20, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-286711), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 29, 2025, and the base prospectus contained therein, as supplemented by a prospectus supplement, dated August 19, 2026,filed by the Company with the SEC on August 20, 2026.

The Company has agreed to file a registration statement on Form S-1 or Form S-3 providing for the resale of the Common Warrant Shares as soon as practicable, and in any event within 20 business days following the date of the Purchase Agreement, and to use best efforts to cause such registration statement to become effective within 60 days (or 75 days in the event of a “full review” by the SEC) following the filing date thereof, and to keep such registration statement effective until the earlier of (i) the date on which the Investor no longer owns any Common Warrants or Common Warrant Shares and (ii) the date on which no Common Warrants are outstanding and all Common Warrant Shares may be sold pursuant to Rule 144 without regard to volume limitations.

Maxim Group LLC (“Maxim”) acted as the Company’s non-exclusive financial advisor in connection with the Offerings pursuant to a financial advisory agreement, dated August 19, 2026, between the Company and Maxim (the “Financial Advisor Agreement”), pursuant to which the Company agreed to pay Maxim a non-refundable cash advisory fee of $100,000 upon the closing of the Offerings. The Company also agreed to indemnify Maxim against certain liabilities arising out of its engagement. Maxim did not act as an underwriter or placement agent in connection with the Offerings, and no underwriting discounts or commissions were payable in connection therewith.

Any Market Purchase Agreement

Additionally, on August 19, 2026, the Company entered into an any market purchase agreement (the “AMPA”) with Alumni Capital LP (the “Purchaser”), which is also the Investor in the Offerings, whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $15 million (the “Investment Amount”) of shares (the “AMPA Shares”) of the Common Stock in a series of purchases.

The term of the AMPA commences on the date the Purchaser receives the commitment fee described below and ends on the earliest of (i) the date on which the Common Stock ceases to trade on a principal market, (ii) the date on which the Purchaser shall have purchased AMPA Shares pursuant to the AMPA for an aggregate purchase price equal to the Investment Amount and (iii) December 31, 2027. During the term, and after the Resale Registration Statement (as defined below) has been declared effective by the SEC and the other conditions to the commencement of sales set forth in the AMPA have been satisfied, the Company may at its election cause the Purchaser to make a series of purchases of AMPA Shares, each up to $1 million, or up to $5 million upon mutual written agreement between the Purchaser and the Company; provided that, if the Company elects the second pricing option described below, the applicable purchase is further limited to 30% of the average daily trading volume of the Common Stock on the date the applicable purchase notice is delivered. The closing of each purchase pursuant to the AMPA will occur no later than the business day immediately following (i) three business days after the applicable purchase notice date, if the Company elects the first pricing option, or (ii) one business day after the applicable purchase notice date, if the Company elects the second pricing option. The Company expects to consider market conditions, the trading price of the Common Stock and the availability of other sources of financing when determining whether to make sales under the AMPA.

The issuance of the AMPA Shares, the Commitment Securities and the Pre-Funded Warrants to the Purchaser will be made in reliance upon exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. In consideration for the Purchaser’s execution and delivery of, and performance under, the AMPA, the Company has agreed to pay the Purchaser a commitment fee equal to 2% of the Investment Amount, or $300,000, payable at the Company’s election either in cash or in shares of Common Stock (or, at the Purchaser’s election, Pre-Funded Warrants) (the “Commitment Securities”), which fee increases to 3% of the Investment Amount if the Common Stock ceases to be listed on The Nasdaq Capital Market during the 30 business day period following the date of the AMPA. Pursuant to the AMPA, the Company must file with the SEC, not later than 20 business days following the date of the AMPA, a registration statement on Form S-1 covering the offer and sale by the Purchaser of the AMPA Shares, the Commitment Securities, the shares underlying the Pre-Funded Warrants and the Common Warrant Shares, and must use best efforts to cause such registration statement to be declared effective within 60 days following the date of the AMPA. If the Company fails to timely file such registration statement, or if such registration statement is not declared effective by such deadline, the Company must pay the Purchaser $175,000 as liquidated damages. The Company may not deliver any purchase notice, and no purchases of AMPA Shares will occur, under the AMPA unless and until the Resale Registration Statement has been declared effective by the SEC.

The purchase price of the AMPA Shares that the Company elects to sell to the Purchaser pursuant to the AMPA will be, at the Company’s election in each purchase notice, equal to either (i) the lowest daily volume weighted average price of the Common Stock for the three business days prior to the applicable closing date, multiplied by 92%, or (ii) the lowest traded price of the Common Stock for the business day prior to the applicable closing date, multiplied by 97%.

The number of AMPA Shares to be purchased by the Purchaser at any time under the AMPA shall not exceed the number of such shares of Common Stock that, when aggregated with all other shares of Common Stock beneficially owned by the Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in the Purchaser beneficially owning more than 4.99% of the outstanding Common Stock. The beneficial ownership limitation may be increased by the Purchaser, in its sole discretion upon written notice to the Company, to permit the Purchaser to beneficially own up to 9.99% of the outstanding Common Stock. To the extent that the beneficial ownership limitation would be exceeded in connection with a closing, at the election of the Purchaser, the number of securities issuable to the Purchaser may be reduced or the securities issuable in excess of the beneficial ownership limitation may be issued as pre-funded warrants (the “Pre-Funded Warrants”).

In no event may the Company issue to the Purchaser under the AMPA AMPA Shares in an amount greater than the aggregate number of shares of Common Stock that the Company may issue without breaching its obligations under the rules and regulations of The Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(d) (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or obtains a written opinion from outside counsel that such approval is not required. In any event, the AMPA provides that the Company may not issue or sell any shares of Common Stock under the AMPA if such issuance or sale would breach any applicable rules of The Nasdaq Stock Market LLC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any offer or sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The foregoing descriptions of the Purchase Agreement, the Common Warrants, the AMPA and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1, 10.2 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Thompson Hine LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Common Warrants, the Common Warrant Shares, the AMPA Shares, the Commitment Securities, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) is incorporated herein by reference.

The Common Warrants will be issued at the closing of the Offerings, and the AMPA Shares, the Commitment Securities and the Pre-Funded Warrants will be issued, if at all, from time to time under the AMPA, in each case in private placements pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as transactions not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as sales to an accredited investor. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it is acquiring such securities for its own account and not with a view to, or for resale in connection with, any distribution thereof, and such securities were offered, and were or will be sold, without any form of general solicitation or general advertising. The Common Warrant Shares and the Pre-Funded Warrant Shares have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemptions. The Pre-Funded Warrants, if issued, will have a nominal exercise price of $0.001 per share, will be immediately exercisable and will expire when exercised in full. The number of AMPA Shares, Commitment Securities and Pre-Funded Warrants to be issued is not presently determinable because it depends on the purchase prices determined under the AMPA, subject to the Investment Amount, the beneficial ownership limitation and the Exchange Cap described in Item 1.01. Other than the $100,000 advisory fee payable to Maxim described in Item 1.01, no underwriting discounts or commissions were or will be paid in connection with such issuances.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Thompson Hine LLP, dated August 20, 2026
10.1*	Securities Purchase Agreement, dated August 19, 2026
10.2*	Any Market Purchase Agreement, dated August 19, 2026, by and between Nexalin Technology, Inc. and Alumni Capital LP
23.1	Consent of Thompson Hine LLP (included Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted as (i) the Company has determined the omitted information is not material and (ii) the Company customarily and actually treats the omitted information as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer